EXHIBIT 77QI
MORGAN STANLEY CONVERTIBLE SECURITIES TRUST

                                   CERTIFICATE

     The undersigned hereby certifies that she is the Secretary of Morgan
Stanley Convertible Securities Trust (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Instrument Establishing and Designating Shares of the Trust
duly adopted by the Trustees of the Trust on March 26, 2008 as provided in
Section 6.9(g) of the Declaration of Trust of the Trust, said Instrument to take effect on March 31, 2008 and I do hereby further certify that such Instrument has not been amended and is on the date hereof in full force and effect.

     Dated this 26th day of March, 2008

                                        /s/ Mary E. Mullin
                                        ----------------------------------------
                                        Mary E. Mullin
                                        Secretary

                                    AMENDMENT

Dated:             March 26, 2008
To be Effective:   March 31, 2008

                                       TO

                   MORGAN STANLEY CONVERTIBLE SECURITIES TRUST

                              DECLARATION OF TRUST

                                      DATED

                                  May 21, 1985

                   MORGAN STANLEY CONVERTIBLE SECURITIES TRUST

                     INSTRUMENT ESTABLISHING AND DESIGNATING
                                CLASSES OF SHARES

WHEREAS, Morgan Stanley Convertible Securities Trust (the "Trust") was
established by the Declaration of Trust dated May 21, 1985, as amended from time to time (the "Declaration"), under the laws of the Commonwealth of
Massachusetts;

WHEREAS, Section 6.9(g) of the Declaration provides that the establishment and designation of any class of shares shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights, preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of such class, or as otherwise provided in such instrument, which instrument shall have the status of an amendment to the Declaration;

WHEREAS, the Trustees of the Trust have deemed it advisable to redesignate the
Class D Shares of the Trust as the Class I Shares, such changes to be effective on March 31, 2008;

NOW, THEREFORE, BE IT RESOLVED:

1. Pursuant to Section 6.9(g) of the Declaration, the Class D Shares of the
Trust are hereby redesignated as "Class I Shares," the relative rights, preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of such class being otherwise unchanged.

2. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

3. This amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

IN WITNESS THEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 26th day of March 2008.

/s/ Frank L. Bowman                                    /s/ Michael Bozic
----------------------------------------------------   -------------------------------------------------------
Frank L. Bowman, as Trustee, and not individually      Michael Bozic, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP                c/o Kramer Levin Naftalis & Frankel LLP
Counsel to the Independent Trustees                    Counsel to the Independent Trustees
1177 Avenue of the Americas                            1177 Avenue of the Americas
New York, NY 10036                                     New York, NY 10036

/s/ Kathleen A. Dennis                                 /s/ Dr. Manuel H. Johnson
----------------------------------------------------   -------------------------------------------------------
Kathleen A. Dennis, as Trustee, and not individually   Dr. Manuel H. Johnson, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP                c/o Johnson Smick Group, Inc.
Counsel to the Independent Trustees                    888 16th Street, N.W., Suite 740
1177 Avenue of the Americas                            Washington, D.C. 20006
New York, NY 10036

/s/ James F. Higgins                                   /s/ Joseph J. Kearns
----------------------------------------------------   -------------------------------------------------------
James F. Higgins, as Trustee, and not individually     Joseph J. Kearns, as Trustee, and not individually
c/o Morgan Stanley Trust                               c/o Kearns & Associates LLC
Harborside Financial Center, Plaza Two                 PMB754
Jersey City, NJ 07311                                  23852 Pacific Coast Highway
                                                       Malibu, CA 90265

/s/ Michael F. Klein                                   /s/ Michael E. Nugent
----------------------------------------------------   -------------------------------------------------------
Michael F. Klein, as Trustee, and not individually     Michael E. Nugent, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP                c/o Triumph Capital, L.P.
Counsel to the Independent Trustees                    445 Park Avenue
1177 Avenue of the Americas                            New York, NY 10022
New York, NY 10036

/s/ W. Allen Reed                                      /s/ Fergus Reid
----------------------------------------------------   -------------------------------------------------------
W. Allen Reed, as Trustee, and not individually        Fergus Reid, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP                c/o Lumelite Plastics Corporation
Counsel to the Independent Trustees                    85 Charles Colman Blvd.
1177 Avenue of the Americas                            Pawling, NY 12564
New York, NY 10036

STATE OF NEW YORK    )
                     )ss:
COUNTY OF NEW YORK   )

     On this 26th day of March 2008, FRANK L. BOWMAN, MICHAEL BOZIC, KATHLEEN A.
DENNIS, MANUEL H. JOHNSON, JAMES F. HIGGINS, JOSEPH J. KEARNS, MICHAEL F. KLEIN,
MICHAEL E. NUGENT, W. ALLEN REED AND FERGUS REID, known to me to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.

                                        /s/ Indira Alli
                                        ----------------------------------------
                                        Notary Public

My Commission expires: February 7, 2009